Exhibit 10.1
                        AMENDMENT TO EMPLOYMENT AGREEMENT


     This  Amendment  made  as of this  20th  day of May,  2002,  to  Employment
Agreement dated November 18, 1999, is made between American Locker Group Incorporated, a Delaware corporation (the "Company") and EDWARD F. RUTTENBERG, an individual residing in Pittsburgh, Pennsylvania, (the "Executive").

                                   WITNESSETH:

     WHEREAS, the Company and the Executive are parties to an Employment Agreement dated November 18, 1999 (the "Agreement").

     WHEREAS, the parties hereto wish to amend the Agreement to make certain changes as set forth herein.

     NOW THEREFORE, for good and valuable consideration and intending to be bound hereby, the parties hereto agree as follows:

          1. Section 2 of the Agreement is amended to delete "November 18, 2002" and to insert in lieu thereof "November 18, 2005";

          2. Section 3(a) is amended to delete "$14,583" and to insert in lieu thereof "$15,620";

          3. Section 9 of the Agreement is amended to label the existing first paragraph as subsection "(a)" and to add the following section
               (b) and (c):

               (b) In the event of a Sale of the Company during the term of this Agreement, the Company shall pay to the Executive a special bonus, in addition to all other compensation hereunder, equal to one year's base salary at the rate in effect on the closing of such Sale. Such bonus shall be payable promptly after the consummation of such Sale but shall be disregarded in the computation of benefits under profit sharing or any other benefit or incentive plan of the Company. For the purposes of this Section 9(b), a Sale of the Company shall mean any merger or sale of substantially all assets of the Company or the sale or exchange to or with one entity or group acting in concert or more than a majority of the outstanding shares if the Company entitled to vote upon the election of directors.

               (c)  In the event that the payment conditions of Section 9(a) and
                    Section 9(b) are met at the same time, payment shall be made under Section 9(a). In the event that payment is made under
                    Section 9(a) hereof, section 9(b) shall be of no further force or effect. In the event that payment is made under
                    Section 9(b) hereof and thereafter the payment conditions of
                    Section  9(a) are  met,  the  amount  of the  payment  under
                    Section 9(a) shall be reduced by the amount of the payment made under Section 9(b).

          4. Except as expressly set forth herein, the Agreement shall remain unamended and in full force and effect.

     WITNESS the due execution hereof.


                                       COMPANY:

                                       American Locker Group Incorporated


                                       By/s/ROY J. GLOSSER
                                            --------------
                                       Title: President and Chief Operating
                                              Officer


                                       EXECUTIVE:


                                       /s/ EDWARD F. RUTTENBERG
                                           --------------------
                                           Edward F. Ruttenberg



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